Exhibit 10.2

AMENDMENT NO. 1 dated as of May 6, 2013 (this “Amendment”), to the Credit Agreement dated as of November 21, 2012 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BMC SOFTWARE, INC. (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and each additional lender from time to time party thereto (collectively with Bank of America, N.A. in its capacity as a Lender, the “Lenders”).

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

B. The Borrower has requested an amendment under the Credit Agreement.

C. The Lenders party hereto are willing to consent to such requested amendment as set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. Section 2.05 of the Credit Agreement is hereby amended by amending and restating the first two sentences of such Section as set forth below:

“The Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the second anniversary of the Closing Date, voluntarily prepay Loans in whole or in part subject to payment of a premium of 0.50% of the aggregate principal amount prepaid. Prior to the second anniversary of the Closing Date, Loans may not be prepaid, except that if a Change of Control has occurred or occurs substantially simultaneously with such prepayment, the Borrower may prepay the Loans and other Obligations in full, but not in part, subject to payment of a premium of 0.50% on the aggregate principal amount of the Loans.”

SECTION 2. Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 5. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BMC SOFTWARE, INC.

By:	/s/ Stephen B. Solcher
Name: Stephen B. Solcher
Title: Senior Vice President and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent and sole Lender

By	/s/ Sugeet Manchanda Madan
Name: Sugeet Manchanda Madan
Title: Director